UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2014

Einstein Noah Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

001-33515
(Commission File Number)

Delaware	13-3690261
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

555 Zang Street, Suite 300, Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 568-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 7, 2014, Einstein Noah Restaurant Group, Inc. (the “Company”) reached an agreement with Frank G. Paci to serve as the Company’s President and Chief Executive Officer (CEO) succeeding Michael W. Arthur, interim CEO, effective with Mr. Paci’s start date with the Company, which has been set as September 15, 2014 (the “Effective Date”). Mr. Paci will also be appointed to the Board of Directors of the Company (the “Board”) on or about the Effective Date. Mr. Arthur will remain a member of the Board.

Frank G. Paci, age 56, has been the Chief Executive Officer and President for Atlanta-based, McAlister’s Corporation (“McAlister’s”), a 300 unit fast casual deli restaurant chain, since September 2010. Prior to joining McAlister’s, Mr. Paci served as the Executive Vice President, Business Operations, Chief Financial Officer and Corporate Secretary of The Pantry, Inc., a convenience store chain operating in the southeastern United States, from July 2007 to September 2010. Mr. Paci has over 25 years of experience leading top food service and retail brands and, prior to his positions at McAlister’s and The Pantry, Inc., led a broad spectrum of companies, including Blockbuster, Inc., Burger King Corporation, Pizza Hut, Inc. and General Nutrition Centers, Inc., in executive positions in finance, accounting, development and franchising. Mr. Paci received his B.A. degree in Economics from Yale University, and holds an MBA from the University of Pittsburgh’s Katz School of Business.

Pursuant to the terms of his offer letter, Mr. Paci will receive an initial annual salary of $630,000 and will be eligible to participate in the Company’s long-term incentive compensation plans. His base salary will increase to $650,000 on July 1, 2015 if certain performance objectives are achieved. Mr. Paci will receive a bonus of $200,000 for 2014, payable in March 2015. Mr. Paci’s target incentive opportunity for 2015 will be 100% of his base salary, with potential to achieve 150% of target bonus based on achievement versus bonus plan targets.

Following the Effective Date, Mr. Paci will be granted restricted share units valued at $1,000,000, which will vest and convert to shares of the Company at a rate of 40% one year from the grant date, 40% two years from the grant date and 20% three years from the grant date.

Following the Effective Date, the Company will also grant Mr. Paci performance units valued at $250,000. The performance units will cliff vest three years from the date of grant provided that certain performance requirements are achieved.

In connection with the offer letter, Mr. Paci entered into letter agreements with the Company effective contemporaneously with the Effective Date with respect to certain severance and change in control payments and benefits.

The severance letter agreement sets forth the severance payments and benefits payable to Mr. Paci upon the occurrence of certain events. The letter agreement will continue in effect while Mr. Paci is employed by the Company, unless modified or earlier terminated by mutual agreement of the parties or by the Company without Cause (as defined in the letter agreement) or with Cause or by Mr. Paci for Good Reason (as defined in the letter agreement). It provides severance payments and benefits to Mr. Paci as follows: If Mr. Paci’s employment with the Company is terminated by the Company without Cause or by Mr. Paci for Good Reason, the Company shall provide Mr. Paci, without mitigation or offset, in addition to all accrued but unpaid salary, accrued vacation and unused paid time off, (i) a severance payment in an amount equal to Mr. Paci’s then current annual base salary, payable in equal installments commensurate with the Company’s payroll calendar for the one-year period, and (ii) continued access to coverage under the Company’s medical, dental, vision, and prescription drug plan (if and as such plans then exist) for a period equal to the COBRA period under

Section 4980B of the Internal Revenue Code of 1986, as amended, consistent with coverage that the executive had at the time of termination, but subject to any changes to the Company’s benefit plan that affect all then current employees and at the same cost as the cost to an eligible active employee throughout the coverage period (the “COBRA Benefits”).

The change in control letter agreement sets forth certain compensation and benefits for Mr. Paci in connection with the Company’s review of strategic alternatives and the desire of the Company to ensure continuity of management. The letter agreement will continue in effect while Mr. Paci is employed by the Company, unless modified or earlier terminated by mutual agreement of the parties or by the Company without Cause (as defined in the letter agreement) or with Cause or by Mr. Paci for Good Reason (as defined in the letter agreement), and provides the following:

•	Immediately prior to the consummation of a change in control (as defined in the letter agreement): (i) all outstanding stock options become fully-vested and, if applicable, the option exercise period is extended for two years following the date of a qualifying termination of Mr. Paci; and (ii) all outstanding restricted stock units and other equity awards become fully-vested and payable.

•	Subject to continuous employment through the consummation of a change in control, the Company shall pay Mr. Paci a transaction success bonus in the form of a lump-sum cash payment. The potential transaction success bonus range is: $100,000-$500,000. If Mr. Paci’s employment is terminated prior to the transaction by the Company without Cause or by Mr. Paci for Good Reason, the Company shall pay the transaction success bonus to Mr. Paci at the time and in the amount Mr. Paci would otherwise receive.

•	If on or within 24 months following the consummation of a change in control, Mr. Paci’s employment with the Company is terminated by the Company without Cause or by Mr. Paci for Good Reason (each a “Qualifying Termination”), in addition to all accrued but unpaid salary, accrued vacation and unused paid time off, the Company will provide to Mr. Paci, without mitigation or offset, a lump-sum cash payment, continued benefits, and outplacement services as follows:

-	a severance payment determined as the sum of: (i) two times Mr. Paci’s then current base salary, plus (ii) one and one-half times Mr. Paci’s target bonus for the year of the Qualifying Termination or, if greater the year of the change in control, plus (iii) a pro rata portion of one times Mr. Paci’s target bonus in effect on the date of the Qualifying Termination, pro rated for the number of months of service completed prior to termination;

-	the COBRA Benefits; and

-	outplacement services for an 18-month period, payable by the Company.

Both of the letter agreements include covenants of both the Company and Mr. Paci set forth in a form of mutual release, indemnification, confidentiality and non-solicitation agreement, to be executed following Mr. Paci’s termination.

Mr. Paci will also receive a relocation allowance up to $150,000 to facilitate his move to the Denver area within six months of the Effective Date. The Company will also provide Mr. Paci with company-paid life insurance of $400,000 and long term disability based on his base salary.

A copy of the Company’s press release announcing the agreement with Mr. Paci is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The foregoing summaries of the offer letter and the letter agreements are qualified in their entirety by the provisions of the offer letter and the letter agreements, which the Company intends to file with its Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2014.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS.

99.1	Press Release issued September 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EINSTEIN NOAH RESTAURANT GROUP, INC.

Date: September 8, 2014	/s/ Rhonda J. Parish
Rhonda J. Parish
Chief Legal Officer and Secretary